UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Momenta Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 17, 2019

To Our Stockholders:

        I am writing to inform you that the location of the Momenta Pharmaceuticals, Inc. Annual Meeting of Stockholders, or the Annual Meeting, has changed from the location indicated in our proxy statement dated April 26, 2019 that was previously mailed to you. The new location of the Annual Meeting is the Hotel Marlowe, 25 Edwin H. Land Blvd., Cambridge, Massachusetts 02141.

        I am also enclosing an amended Notice of 2019 Annual Meeting of Stockholders that reflects the change in location of the Annual Meeting.

VOTING MATTERS

        The proxy card previously sent to you remains valid, and we will not distribute new proxy cards. Shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all matters properly brought before the Annual Meeting as instructed on the proxy card. If you have already submitted your proxy card, you do not need to take any action unless you wish to change or revoke your vote.

        I look forward to seeing you at our Annual Meeting.

Sincerely,

Craig A. Wheeler President and Chief Executive Officer

MOMENTA PHARMACEUTICALS, INC.
301 Binney Street
Cambridge, Massachusetts 02142

AMENDED NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 19, 2019

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Momenta Pharmaceuticals, Inc., or the Annual Meeting, will be held on Wednesday, June 19, 2019, at 10:30 a.m., Eastern time, at the Hotel Marlowe, 25 Edwin H. Land Blvd., Cambridge, Massachusetts 02141. Please take notice of the change to the location for the Annual Meeting from the original Notice of Annual Meeting sent to our stockholders, dated April 26, 2019, or the Original Notice. The date and time for the Annual Meeting, matters for the consideration and vote by our stockholders, and the record date for the Annual Meeting remain unchanged from the Original Notice.

        At the Annual Meeting, stockholders will consider and vote on the following matters:

  1.
  to elect Steven C. Gilman, Thomas P. Koestler and Elizabeth Stoner to our board of directors to serve as Class III directors, each for a term of three years;

  2.
  to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

  3.
  to approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

  4.
  to approve the amendment and restatement of the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan, which, among other things, increases the number of shares authorized for issuance by 4,000,000 shares.

        The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof.

        Stockholders of record at the close of business on Tuesday, April 23, 2019, are entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. Your vote is important regardless of the number of shares you own.

        The proxy card previously sent to you remains valid, and we will not distribute new proxy cards. If you have already voted your shares over the Internet or by telephone or returned your proxy card, you do not need to take any action unless you wish to change or revoke your vote.

        We hope that all stockholders will be able to attend the Annual Meeting in person. However, to ensure that a quorum is present at the Annual Meeting, please vote your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card previously sent to you, or complete, date, sign and promptly return the proxy card previously sent to you whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting in person, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

Sincerely,

Alejandra Carvajal Secretary

Cambridge, Massachusetts
May 17, 2019